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                                                                  Exhibit(4)(G)

                           FOURTH AMENDMENT AGREEMENT

         This Fourth Amendment Agreement made as of the 31st day of December, 1996, by and among PARK-OHIO INDUSTRIES, INC., an Ohio corporation ("Borrower"), KEYBANK NATIONAL ASSOCIATION, formerly known as Society National Bank, as Agent ("Agent") and the banks signing on the signature pages hereof (the "Banks"):

         WHEREAS, Borrower, Agent and the Banks are parties to a certain credit agreement dated April 11, 1995, as amended, and as it may from time to time be further amended, restated or otherwise modified, which provides, among other things, for a revolving credit and a term loan aggregating One Hundred Twenty Five Million Dollars, all upon certain terms and conditions (the "Credit Agreement");

         WHEREAS, Borrower, Agent and the Banks desire to amend the Credit Agreement by eliminating the Letter of Credit facility and modifying certain provisions thereof;

         WHEREAS, each term used herein shall be defined in accordance with the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, Borrower, Agent and the Banks agree as follows:

         1. Article I of the Credit Agreement is hereby amended to delete the definitions of "Guarantor of Payment" and "Revolving Credit Commitment" therefrom and to insert the following in place thereof:

                  "Guarantor of Payment" means any one of Castle Rubber Company, Kay Home Products, Inc., General Aluminum Mfg. Company, Blue Falcon Investments, Inc., RB&W Corporation, Blue Falcon Forge, Inc., Tocco, Inc., The Ajax Manufacturing Company, Cicero Flexible Products, Inc. (fka Blue Utica, Inc.) and SummerSpace, Inc., or any other party which shall deliver a Guaranty of Payment to the Agent subsequent to the Closing Date.

                  "Revolving Credit Commitment" shall mean the obligation hereunder of each Bank, during the Commitment Period, to make Revolving Loans up to the aggregate amount set forth opposite such Bank's name under the column headed "Revolving Credit Commitment Amount" as listed in Annex 1 hereof (or such lesser amount as shall be determined pursuant to Section 2.5 hereof).

         2. Article I of the Credit Agreement is hereby amended to delete the definition of "Letter of Credit" therefrom.


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         3. Article I of the Credit Agreement is hereby amended to add the following new definitions thereto:

                  "Loan" or "Loans" shall mean the credit granted to Borrower by the Banks in accordance with Section 2.1A or B hereof.

                  "Revolving Loan" shall mean a Loan granted to Borrower by the Banks in accordance with Section 2.1A hereof.

                  "Term Loan" shall mean the Loan granted to Borrower by the Banks in accordance with Section 2.1B hereof.

                  "Total Commitment Amount" shall mean the obligation hereunder of the Banks, during the Commitment Period, to make Loans up to the maximum aggregate principal amount set forth as the "Total Commitment Amount" on Annex 1 hereof (or such lesser amount as shall be determined pursuant to Section 2.5 hereof).

         4. Section 2.1 of the Credit Agreement is hereby deleted in its entirety with the following to be inserted in place thereof:

                  SECTION 2.1. AMOUNT AND NATURE OF CREDIT. Subject to the terms and provisions of this credit agreement, each Bank will participate to the extent hereinafter provided in making Loans to Borrower in such aggregate amount as Borrower shall request pursuant to the Revolving Credit Commitment and the Term Loan Commitment; provided, however, that in no event shall the aggregate principal amount of all Loans outstanding under this credit agreement during the Commitment Period exceed the Total Commitment Amount.

                  Each Bank, for itself and not one for any other, agrees to participate in borrowings made hereunder on such basis that (a) immediately after the completion of any borrowing by Borrower hereunder, the aggregate principal amount then outstanding on Notes issued to such Bank shall not be in excess of the amount shown opposite the name of such Bank under the column headed "Maximum Amount" as set forth in Annex 1 hereto for the Commitment Period, and (b) such aggregate principal amount outstanding on Notes issued to such Bank shall represent that percentage of the aggregate principal amount then outstanding on all Notes (including the Notes held by such Bank) which is shown opposite the name of such Bank under the column headed "Percentage" in Annex 1 hereto.

                  Each borrowing from, and reduction of Commitments of, the Banks hereunder shall be made pro rata according to their respective Commitments. The Loans may be made as Revolving Loans and as a Term Loan as follows:

                  A. Revolving Loans. Subject to the terms and conditions of this credit agreement, during the Commitment Period, the Banks shall make a Loan or Loans to Borrower in such amount or amounts as Borrower may from time to time request, but not exceeding in aggregate principal amount at any one time outstanding hereunder the Revolving Credit Commitment. Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow hereunder up to the amount of the Revolving Credit Commitment

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         by means of any combination of (a) Prime Rate Loans maturing on the last day of the Commitment Period, bearing interest at a rate per annum which shall be the Adjusted Prime Rate from time to time in effect and drawn down in aggregate amounts of not less than Five Hundred Thousand Dollars ($500,000) or any multiple thereof, or (b) LIBOR Loans maturing on the last day of the Commitment Period, drawn down in aggregate amounts of not less than One Million Dollars ($1,000,000) or any multiple thereof, bearing interest at a rate per annum which shall be the Derived LIBOR Rate, fixed in advance of each Interest Period as herein provided for each such Interest Period. Interest hereunder shall be based on a year having 360 days, and calculated for the actual number of days elapsed.

                  Borrower shall pay interest on the unpaid principal amount of Prime Rate Loans outstanding from time to time from the date thereof until paid, on the last day of each succeeding June, September, December and March of each year and at the maturity thereof, commencing June 30, 1995. Borrower shall pay interest at a fixed rate for each Interest Period on the unpaid principal amount of LIBOR Loans outstanding from time to time from the date thereof until paid, payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period exceed three months, the interest must be paid every three months, commencing three (3) months from the beginning of such Interest Period).

                  At the request of Borrower, provided no Event of Default exists hereunder, the Banks shall convert Prime Rate Loans to LIBOR Loans at any time and shall convert LIBOR Loans to Prime Rate Loans on any Interest Adjustment Date, but each request for loans under this Paragraph A must either be for Prime Rate Loans or LIBOR Loans.

                  The obligation of Borrower to repay the Prime Rate Loans and the LIBOR Loans made by each Bank and to pay interest thereon shall be evidenced by a Revolving Credit Note of Borrower substantially in the form of Exhibit A hereto, with appropriate insertions, dated the date of this credit agreement and payable to the order of such Bank on the last day of the Commitment Period in the principal amount of its Revolving Credit Commitment, or, if less, the aggregate unpaid principal amount of Revolving Loans made hereunder by such Bank. The principal amount of the Prime Rate Loans and the LIBOR Loans made by each Bank and all prepayments and payments thereof and the applicable dates with respect thereto shall be recorded by each Bank from time to time on the records of such Bank by such method as each Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under such Note. The aggregate unpaid amount of Prime Rate Loans and LIBOR Loans set forth on the records of such Bank shall be rebuttably presumptive evidence of the principal amount owing and unpaid on such Revolving Credit Note. If an Event of Default shall occur hereunder, the principal of the Revolving Credit Note and the unpaid interest thereon shall bear interest,




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         until paid (or until, if ever, such Event of Default may be waived in writing by the Banks), at a rate per annum which shall be two per cent (2%) in excess of the Adjusted Prime Rate from time to time in effect. Subject to the provisions of this credit agreement, Borrower shall be entitled under this Paragraph A to borrow funds, repay the same in whole or in part and reborrow hereunder at any time and from time to time during the Commitment Period.

                  B. Term Loan. Subject to the conditions of this credit agreement, the Banks will make a seven (7) year Term Loan to Borrower in such amount, if any, as Borrower may request on the Closing Date, but not exceeding the Term Loan Commitment of such Bank then in effect. To evidence the Term Loan, Borrower shall execute and deliver to each Bank an appropriate Term Note dated the date the Term Loan is to be made, and substantially in the form of Exhibit B hereto, with appropriate insertions. The Term Notes shall be payable in twenty-four
         (24) consecutive quarter annual installments aggregating One Million Two Hundred Fifty Thousand Dollars ($1,250,000) for each quarter, commencing June 30, 1996 and continuing on the last day of each succeeding September, December, March and June of each year, through December 31, 2001, with the balance thereof payable in full on March 31, 2002. Borrower shall notify the Agent at the time of the request whether the Term Loan will be a Prime Rate Loan or a LIBOR Loan. The Term Loan must be either a Prime Rate Loan or a LIBOR Loan, and may not be a mixture of a Prime Rate Loan and a LIBOR Loan; but the Banks, at the request of Borrower, shall convert a Prime Rate Loan to a LIBOR Loan at any time and shall convert a LIBOR Loan to a Prime Rate Loan on any Interest Adjustment Date. Interest hereunder shall be based on a year having 360 days, and calculated for the actual number of days elapsed.

                  If the Term Loan is a Prime Rate Loan, Borrower shall pay interest on the unpaid principal amount thereof outstanding from time to time from the date thereof until paid, on the last day of each succeeding June, September, December, and March of each year and at the maturity thereof, commencing June 30, 1995, at a rate per annum which shall be the Adjusted Prime Rate from time to time in effect. Any change in such rate resulting from a change in the Adjusted Prime Rate shall be effective immediately from and after such change in the Adjusted Prime Rate. If the Term Loan is a LIBOR Loan, Borrower shall pay interest at a fixed rate for each Interest Period on the unpaid principal amount of the LIBOR Loan outstanding from time to time from the date thereof until paid, payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period exceeds three months, the interest must be paid every three months, commencing three months from the beginning of such Interest Period), at a rate per annum which shall be the Derived LIBOR Rate, fixed in advance of each Interest Period as herein provided for each such Interest Period.

                  The principal amount of the Prime Rate Loans and the LIBOR Loans made by each Bank and all prepayments and payments thereof and the applicable dates with respect thereto shall be recorded by such Bank from time to time on the records of such Bank by such method as each Bank may generally employ. The aggregate unpaid amount of Prime Rate Loans and LIBOR Loans set forth on the records of each Bank shall be rebuttably

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         presumptive evidence of the principal amount owing and unpaid on each
         Term Note; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under such Note. If an Event of Default shall occur hereunder, the principal of each Term Note and the unpaid interest thereon shall bear interest, until paid (or until, if ever, such Event of Default may be waived in writing by the Banks), at a rate per annum which shall be two per cent (2%) in excess of the Adjusted Prime Rate from time to time in effect.

         5. Section 5.21 of the Credit Agreement is hereby deleted in its entirety with the following to be inserted in place thereof:

                  SECTION 5.21. CAPITAL EXPENDITURES. Borrower and its Consolidated Subsidiaries shall not invest in Capital Expenditures more than an aggregate amount equal to Sixteen Million Dollars ($16,000,000) during the 1996 fiscal year of Borrower and during each fiscal year thereafter.

         6. Sections 2.5, 8.1 and 8.2 of the Credit Agreement are hereby amended to delete the references to Letter of Credit, or the obligation of the Agent of the Banks to issue any Letter of Credit.

         7. Section 8.3 of the Credit Agreement is hereby deleted in its entirety.

         8. The Credit Agreement is hereby amended to add a new replacement Annex 1 in the form of Schedule I, attached hereto.

         9. Borrower hereby represents and warrants to the Agent and the Banks that (a) Borrower has the legal power and authority to execute and deliver this Fourth Amendment Agreement; (b) officials executing this Fourth Amendment Agreement have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Possible Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of the Fourth Amendment Agreement or by the performance or observance of any provision hereof; (e) neither Borrower nor any Subsidiary has any claim or offset against, or defense or counterclaim to, any of Borrower's or any Subsidiary's obligations or liabilities under the Credit Agreement or any Related Writing, and Borrower and each Subsidiary hereby waives and releases the Agent and each of the Banks from any and all such






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claims, offsets, defenses and counterclaims of which Borrower and any Subsidiary is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto, and (f) this Fourth Amendment Agreement constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

         10. Each reference that is made in the Credit Agreement or any other writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

         11. This Fourth Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         12. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio.

Address:          23000 Euclid Avenue        PARK-OHIO INDUSTRIES, INC.
                  Euclid, Ohio  44117

                                             By:
                                                -------------------------------
                                                James S. Walker, Vice President

                                             and
                                                -------------------------------
                                                Ronald J. Cozean, Secretary

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

Address:          Key Center                                  KEYBANK NATIONAL ASSOCIATION,
                  127 Public Square                           Individually and as Agent
                  Cleveland, OH 44114-1206
                  Attn: Commercial Loans-                     By:
                  Cleveland District                             ----------------------------------------
                                                                  Kenneth M. Merhar, Vice President

Address:          Huntington Building                         THE HUNTINGTON NATIONAL BANK
                  917 Euclid Avenue
                  Cleveland, OH  44115                        By:
                  Attn:  Corporate Banking Div.                  ----------------------------------------
                                                                 Jerald A. Bakota, Vice President

Address:          611 Woodward Avenue                         NBD BANK
                  Detroit, MI  48226
                  Attn:  Midwest Banking                      By:
                                                                 ----------------------------------------
                                                                 Lisa A. Ferris, Vice President

Address:          200 Public Square                           MELLON BANK, N.A.
                  29th Floor
                  Cleveland, OH  44114-2301                   By:
                  Attn:  Corporate Banking Div.                  ----------------------------------------
                                                                 Henry W. Centa, Vice President

Address:          1900 East Ninth Street                      NATIONAL CITY BANK
                  Cleveland, OH 44114-0756
                  Attn: Metro/Ohio Division                   By:
                  Loc.# 2104                                     ----------------------------------------
                                                                 Anthony J. DiMare, Senior Vice President

The undersigned consent to the terms hereof.

Address:          23000 Euclid Avenue                         CASTLE RUBBER COMPANY
                  Euclid, Ohio  44117
                                                              By:
                                                                 -----------------------------------------
                                                                 James S. Walker, Treasurer

                                                              and
                                                                 -----------------------------------------
                                                                 Ronald J. Cozean, Secretary

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
Address:          23000 Euclid Avenue                         KAY HOME PRODUCTS, INC.
                  Euclid, Ohio  44117
                                                              By:
                                                                 ---------------------------------
                                                                 James S. Walker, Treasurer

                                                              and
                                                                 ---------------------------------
                                                                 Ronald J. Cozean, Secretary

Address:          23000 Euclid Avenue                         GENERAL ALUMINUM MFG. COMPANY
                  Euclid, Ohio  44117
                                                              By:
                                                                 ---------------------------------
                                                                 James S. Walker, Treasurer

                                                              and
                                                                 ---------------------------------
                                                                 Ronald J. Cozean, Secretary

Address:          23000 Euclid Avenue                         BLUE FALCON INVESTMENTS, INC.
                  Euclid, Ohio  44117
                                                              By:
                                                                 ---------------------------------
                                                                 James S. Walker, Treasurer

                                                              and
                                                                 ---------------------------------
                                                                 Ronald J. Cozean, Secretary

Address:          23000 Euclid Avenue                         RB&W CORPORATION
                  Euclid, Ohio  44117

                                                              By:
                                                                 ---------------------------------
                                                                 James S. Walker, Treasurer

                                                              and
                                                                 ---------------------------------
                                                                  Ronald J. Cozean, Vice Pres. and Sec.

Address:          23000 Euclid Avenue                             BLUE FALCON FORGE, INC.
                  Euclid, Ohio  44117
                                                              By:
                                                                 ---------------------------------
                                                                 James S. Walker, Treasurer

                                                              and
                                                                 ---------------------------------
                                                                 Ronald J. Cozean, Secretary

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
Address:          23000 Euclid Avenue                         TOCCO, INC.
                  Euclid, Ohio  44117

                                                              By:
                                                                 ---------------------------------
                                                                 James S. Walker, Treasurer

                                                              and
                                                                 ---------------------------------
                                                                 Ronald J. Cozean, Secretary

Address:          23000 Euclid Avenue                          THE AJAX MANUFACTURING COMPANY
                  Euclid, Ohio  44117

                                                              By:
                                                                 ---------------------------------
                                                                  James S. Walker, Vice Pres. and Treas.

                                                              and
                                                                 ---------------------------------
                                                                 Ronald J. Cozean, Secretary

Address:          23000 Euclid Avenue                          CICERO FLEXIBLE PRODUCTS, INC.
                  Euclid, Ohio  44117                           fka Blue Utica, Inc.

                                                              By:
                                                                 ---------------------------------
                                                                 James S. Walker, Vice Pres. and Treas.

                                                              and
                                                                 ---------------------------------
                                                                 Ronald J. Cozean, Vice Pres. and Sec.

Address:          23000 Euclid Avenue                         SUMMERSPACE, INC.
                  Euclid, Ohio  44117

                                                              By:
                                                                 ---------------------------------
                                                                 James S. Walker, Treasurer

                                                              and
                                                                 ---------------------------------
                                                                 Ronald J. Cozean, Secretary

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                                       SCHEDULE 1 TO FOURTH AMENDMENT AGREEMENT
                                                        ANNEX 1

                                                                            REVOLVING CREDIT       TERM LOAN
                                                                             COMMITMENT             COMMITMENT         MAXIMUM
BANKING INSTITUTIONS                                           PERCENTAGE      AMOUNT                 AMOUNT           AMOUNT
KeyBank National Association,
f.k.a. Society National Bank                                      35%        $31,500,000           $12,250,000     $ 43,750,000
NBD Bank                                                          25%        $22,500,000           $ 8,750,000     $ 31,250,000
The Huntington National Bank                                      25%        $22,500,000           $ 8,750,000     $ 31,250,000
National City Bank                                                10%        $ 9,000,000           $ 3,500,000     $ 12,500,000
Mellon Bank, N.A.                                                  5%        $ 4,500,000           $ 1,750,000     $  6,250,000

         TOTAL                                                   100%        $90,000,000           $35,000,000
         TOTAL COMMITMENT

         AMOUNT                                                                                                    $125,000,000

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PARK OHIO
FOURTH AMENDMENT AGREEMENT


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